UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2015

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2015, the Board of Directors of H&R Block, Inc. (the “Company”) amended its Amended and Restated Bylaws (the “Bylaws”), effective immediately upon adoption, to supersede and replace the existing bylaws of the Company. The following sections were amended:

Section 25. Section 25 has been amended to make clear, for the avoidance of doubt, that the subject of compensation of directors and members of committees of the board of directors acting in any capacity is addressed in section 27 of the Bylaws, which was amended as described below.

Section 27. Section 27 has been amended to make clear that under Mo. Rev. Stat. § 351.327.3 the setting, by the board of directors, or by a committee of the board of directors (pursuant to Mo. Rev. Stat. § 351.330 and Section 26 of the Bylaws), of compensation of directors for services in any capacity shall not be deemed to involve a conflict of interest. Accordingly, such compensation does not require approval by either the directors not receiving such compensation or the shareholders, except to the extent shareholder approval is required by the federal securities laws or listing requirement of the New York Stock Exchange.

The foregoing description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of H&R Block, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: July 16, 2015	By: /s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of H&R Block, Inc.